UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): January 23, 2014

CYTOCORE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-00935	36-4296006
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

414 North Orleans Street, Suite 503

Chicago, IL 60654

(Address of principal executive offices) (Zip Code)

(312) 222-9550

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

As previously reported in a Current Report on Form 8-K dated January 11, 2014 filed by Cytocore, Inc. (the “Company”), the Company entered into a Stock Purchase Agreement with Medite Enterprises, Inc., a Florida corporation (“Medite”), Medite GMBH, a corporation organized under the laws of Germany and wholly owned by Medite (the “Subsidiary”), Michael Ott and Michaela Ott, the sole shareholders of the Company, pursuant to which the Company will acquire 100% of the outstanding capital stock of Medite. On January 23, 2014, the Company posted an investor presentation regaridng Medite on the Company’s website www.cytocoreinc.com. A copy of the investor presentation is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference. The Company does not undertake to update this presentation.

The information contained in this Item 7.01 of this Current Report on Form 8-K and in the accompanying exhibit incorporated by reference herein shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing. This information, including the exhibit hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
99.1	Investor Presentation dated January 23, 2014

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cytocore, Inc.

Date: January 23, 2014	By:	/s/ Robert McCullough, Jr.
Robert McCullough, Jr.
Chief Executive Officer and
Chief Financial Officer

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